Exhibit 99.1

Dipexium Pharmaceuticals Prices Initial Public Offering of Common Stock

Shares to begin trading today on the NASDAQ under the symbol “DPRX”

NEW YORK, March 13, 2014 /PRNewswire/ — Dipexium Pharmaceuticals, Inc. (NASDAQ: DPRX), a late stage biopharmaceutical company developing Locilex™ (pexiganan acetate cream 1%), a proposed treatment for mild infections of diabetic foot ulcers, today announced the pricing of its initial public offering of 2,750,000 shares of its common stock at a public offering price of $12.00 per share.   All shares of common stock are being offered by the company.  In addition, Dipexium has granted the underwriters a 30-day option to purchase up to an additional 412,500 shares of common stock at the same price to cover over-allotments, if any.

The shares are expected to begin trading on the NASDAQ Capital Market today, March 13, 2014, under the symbol “DPRX.”  The offering is expected to close on March 18, 2014, subject to customary closing conditions.

Dipexium was formerly known as Dipexium Pharmaceuticals, LLC until March 12, 2014, when it implemented a conversion from a limited liability company to a corporation in connection with its initial public offering.

Oppenheimer & Co. is acting as sole book-running manager for the offering.  Feltl and Company is acting as co-manager of the offering.

A registration statement relating to the securities being sold in this offering was declared effective by the Securities and Exchange Commission on March 12, 2014.  When available, copies of the final prospectus may be obtained from Oppenheimer & Co. Inc. Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by telephone at (212) 667-8563, or by email at EquityProspectus@opco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Dipexium Pharmaceuticals

Dipexium Pharmaceuticals, Inc. (NASDAQ: DPRX) is an emerging biotechnology company formed to develop and commercialize Locilex™ (pexiganan acetate cream 1%), a novel, broad spectrum, small peptide topical antibiotic for the treatment of certain mild and moderate skin infections in superficial wounds.  Initially, Locilex™ is targeted for the treatment of mild infections of diabetic foot ulcers.  Based on a compilation of available clinical and microbiology data, Locilex™ is also considered a promising product candidate, to treat acute bacterial skin and skin structure infections (ABSSSI) in superficial wounds, including infected decubitus ulcers, infected burns, infected surgical wounds and nasal colonization of methicillin-resistant staphylococcus aureus (MRSA).

Cautionary Note on Forward-Looking Statements

This press release and any statements of representatives and partners of Dipexium Pharmaceuticals, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the U.S. federal securities laws.  Such forward-looking statements involve significant risks and uncertainties.  Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions.  These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission and those that relate to the Company’s ability to leverage the expertise of employees and partners to assist the Company in the execution of its strategy.  Actual results (including, without limitation, the timing for and results of the clinical trials and proposed NDA submission for Locilex™) may differ significantly from those set forth in the forward-looking statements.  These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:

David P. Luci
President and Chief Executive Officer
Dipexium Pharmaceuticals, Inc.
(917) 533-1469
davidluci@dipexium.com

© 2014 Dipexium Pharmaceuticals, Inc.  All rights reserved.

SOURCE Dipexium Pharmaceuticals, Inc.